Exhibit 1.1

Angel Studios, Inc.

$150,000,000
COMMON STOCK
EQUITY DISTRIBUTION AGREEMENT

December 5, 2025

Oppenheimer & Co. Inc.

85 Broad Street, 26th Floor

New York, New York 10004

TCBI Securities, Inc., doing business as Texas Capital Securities

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, California 9266

Ladies and Gentlemen:

Angel Studios, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Oppenheimer & Co. Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Maxim Group LLC and Roth Capital Partners, LLC, as follows:

1.            Issuance and Sale of Shares. From time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell to or through Oppenheimer & Co. Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Maxim Group LLC and Roth Capital Partners, LLC, acting as agents and/or principals (together, the “Sales Agents”), shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $150,00,000 (the “Maximum Amount”). The issuance and sale of shares of Common Stock to or through the Sales Agents will be effected pursuant to the Registration Statement (as defined below) filed, or to be filed, by the Company and after such Registration Statement has become or has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”).

On the date of this Agreement, the Company has filed, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, a registration statement on Form S-3, including a base prospectus, relating to the offer and sale of certain securities including the Common Stock to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the offer and sale of Placement Shares (as defined below) pursuant to this Agreement included as part of such registration statement (the “ATM Prospectus”). The Company will furnish to the Sales Agents for their use copies of the ATM Prospectus included as part of such registration statement and relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as amended from time to time, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, and the ATM Prospectus, including all documents incorporated therein by reference, each of which is included in the Registration Statement, as it or they may be supplemented by any additional prospectus supplement, in the form in which such prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (collectively “EDGAR”).

2.            Placements. Each time that the Company wishes to issue and sell the Common Stock through a Sales Agent, as agent, hereunder (each, a “Placement”), it will notify one of the Sales Agents by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Common Stock to be sold, which shall at a minimum include the number of shares of Common Stock to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Sales Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by one of the Sales Agents unless and until (i) such Placement Notice is suspended in accordance with Section 4, (ii) the Sales Agent has sold the entire amount of the Placement Shares, (iii) the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to such Sales Agent in connection with the sale of the Placement Shares through such Sales Agent, as agent, shall be as set forth in Schedule 3. Neither the Company nor the Sales Agents will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to such Sales Agent, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.            Sale of Placement Shares by the Sales Agents.

(a)          Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent that received the Placement Notice, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The New York Stock Exchange (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares in accordance with the terms of such Placement Notice. If acting as agent hereunder, the Sales Agents will provide written confirmation to the Company by Electronic Notice (as defined in Section 12) to each of the individuals of the Company set forth on Schedule 2 no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Sales Agents pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agents from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Sales Agents may sell Placement Shares by any method permitted by law that is an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. If expressly authorized by the Company in the Placement Notice, the Sales Agent may also sell Placement Shares in privately negotiated transactions. Subject to Section 3(c) below, the Sales Agent shall not purchase Placement Shares for its own account as principal unless the Company expressly authorizes it to do so in the Placement Notice. The Sales Agents give no assurance that they will be successful in selling Placement Shares. The Sales Agents will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Shares for any reason other than a failure by a Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b)          The Company shall not cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of shares of Common Stock registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (ii) the number of authorized but unissued and unreserved shares of Common Stock, (iii) the number or dollar amount of shares of Common Stock permitted to be offered and sold by the Company under Form S-3 (including General Instruction I.B.1. of Form S-3, if and for so long as applicable), (iv) the number or dollar amount of shares of Common Stock that the Company is duly authorized from time to time to be issued and sold under this Agreement, as it notifies the Sales Agents, or (v) the number or dollar amount of shares of Common Stock for which the Company has filed the ATM Prospectus or other prospectus or prospectus supplement thereto specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price that the Company is duly authorized from time to time to sell Placement Shares, as it notifies the Sales Agents in writing. Compliance with the limitations set forth in this Section 3(b) on the number or dollar amount of Placement Shares that the Company may issue and sell under this Agreement from time to time shall be the sole responsibility of the Company; the Sales Agents shall have no obligation in connection with such compliance.

(c)          Each Sales Agents may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Sales Agent in a Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company and such Sales Agent in the Placement Notice or (ii) to the extent such Sales Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity); and, provided, further, that, except as expressly set forth in a Placement Notice, any such transactions are not undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by such Sales Agent to enter into any such transactions.

(d)          During the term of this Agreement, the Sales Agents and their affiliates will not engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act.

(e)          Each Sales Agent represents and warrants that it is duly registered as a broker-dealer under the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the applicable statutes and regulations of each state in which it offers and sells Placement Shares, except such states in which such Sales Agent is exempt from registration or such registration is not otherwise required in connection with the offer and sale of the Placement Shares. Each Sales Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA and the applicable statutes and regulations of each state in which it offers and sells Placement Shares, except such states in which it is exempt from registration or such registration is not otherwise required in connection with the offer and sale of the Placement Shares.

4.            Suspension of Sales.

(a)          The Company or the Sales Agents may, upon notice to the other party in writing, including email correspondence to each of the individuals of the other party set forth in Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable Electronic Notice to each of the individuals of the other party set forth on Schedule 2) (a “Notice”, suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such Notice. While a Suspension Period is in effect, any obligation under Sections 7(m), 7(n), and 7(o) with respect to the delivery of certificates, opinions or comfort letters to the Sales Agents shall be suspended; provided, however, that delivery of such certificates, opinions or comfort letters may be required prior to resuming sales of Placement Shares. No such Notice shall be effective against any other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

(b)          Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Sales Agents agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Sales Agents shall not be obligated to sell or offer to sell any Placement Shares.

5.            Settlement.

(a)          Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the respective Point of Sale (as defined below) (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agents for such Placement Shares sold, after deduction for (i) the Sales Agents’ discount, commission or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agents hereunder pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization or securities exchange in respect of such sales. “Point of Sale” means, for specific Placement Shares, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(b)          Delivery of Placement Shares. On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Sales Agents’ or their designees’ account (provided the Sales Agents shall have given the Company Notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agents will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. If the Company or its transfer agent (if applicable) defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold each Sales Agent, its directors, officers, members, partners, employees and agents of such Sales Agent, each broker dealer affiliate of such Sales Agent, and each person, if any, who (A) controls the Sales Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with such Sales Agent (each, a “Sales Agent Affiliate”), harmless against any loss, claim, damage, or reasonable expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable), (ii) immediately pay the Sales Agent its cost to cover the sales of Placement Shares it made in reliance on the delivery of such Placement Shares and (iii) pay to the Sales Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.            Representations and Warranties of the Company. The Company, on behalf of itself and its Subsidiaries (as defined in Section 6(y)), represents and warrants to, and agrees with, the Sales Agents that as of each Applicable Time. “Applicable Time” means each Representation Date, each date on which a Placement Notice is given, each Point of Sale, and each Settlement Date:

(a)          Compliance with Registration Requirements. As of each Applicable Time, the Registration Statement and any Rule 462(b) Registration Statement have become or have been been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus. The Company has received no notice or information indicating that a stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect or no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and the offer and sale of the Placement Shares as contemplated hereby and thereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. In the section entitled “Plan of Distribution” in the ATM Prospectus, the Company has named Oppenheimer & Co. Inc., Roth Capital Partners, LLC and Texas Capital Securities, Inc. as agents that the Company has engaged in connection with the transactions contemplated by this Agreement.

(b)          No Misstatement or Omission. The Prospectus when filed will comply or complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it becomes effective, and as of each Applicable Time, if any, will comply in all material respects with the Securities Act and did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Sale Agent expressly for use therein. The parties hereto agree that the information provided in writing by or on behalf of the Sales Agents expressly for use in the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, consists solely of the material referred to in Schedule 5 hereto, as updated from time to time.

(c)          S-3 Eligibility. At the time the Registration Statement and any Rule 462(b) Registration Statement was or will be filed with the Commission, at the time the Registration Statement and any Rule 462(b) Registration Statement was or will become or be declared effective by the Commission, and at the time the Company’s Annual Report on Form 10-K for its fiscal year ending December 31, 2025 is filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1. of Form S-3, if and for so long as applicable. With respect to the foregoing sentence, the Commission has confirmed to the Company that it does not object to the Company’s use of Form S-3 notwithstanding the 12-month period requirement in General Instruction I.B.1 of Form S-3..

(d)          Free Writing Prospectuses. The Company has not prepared, used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) and will not make any offer relating to the Placement Shares that would constitute a “free writing prospectus.”

(e)          Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, at each Point of Sale and each Settlement Date, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Financial Statements. The financial statements of the Company filed with the Commission and included or incorporated by reference in the Registration Statement and the Prospectus, present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and each of the statements of operations, cash flows and stockholders’ equity of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required. All non-GAAP financial measures (as defined in Regulation G promulgated by the Commission pursuant to the Exchange Act) and ratios derived using non-GAAP financial measures included or incorporated by reference in the Registration Statement and the Prospectus have been presented in compliance with Item 10 of Regulation S-K. Except as disclosed in the Prospectus, the Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g)          No Material Adverse Effect. Except as otherwise set forth or incorporated in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in Prospectus, there has been no (i) material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the assets, earnings, business, properties, management, results of operations or prospects of the Company, whether or not arising in the ordinary course of business, or the ability of the Company to perform its obligations under this Agreement, individually or in the aggregate (a “Material Adverse Effect”); (ii) transaction which is material to the Company; (iii) liability or obligation, direct or contingent (including without limitation any off-balance sheet obligations or any losses or interference with business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree), incurred by the Company, which is material to the Company, individually or in the aggregate; (iv) change in the capital stock of the Company (other than as described in the prospectus supplement, dated December 5, 2025, under the Registration Statement or the issuance or retention of shares of Common Stock upon the exercise of (A) outstanding warrants described in the Registration Statement and the Prospectus) or (B) stock options or the vesting, exercise or settlement of other awards described as outstanding in, and the grant of options and awards under other existing equity incentive plans described in, the Registration Statement and the Prospectus); (v) material change in the outstanding indebtedness of the Company; (vi) dividend or distribution of any kind declared, paid or made on the Common Stock; or (vii) alteration in the Company’s method of accounting.

(h)          Organization and Good Standing. The Company and each of the Subsidiaries (as defined below) have been duly incorporated and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation or organization with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and currently conducted and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect.

(i)           Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus, and all of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, including in compliance with all federal and state securities laws, are fully paid and non-assessable, and conform to the descriptions thereof contained in the Registration Statement and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights.

(j)           The Shares. The Placement Shares have been, and as of each Point of Sale and each Settlement Date will be, duly authorized, and when issued and delivered in accordance with the terms of this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, including in compliance with all federal and state securities laws, fully paid and non-assessable, will conform to the descriptions thereof contained in the Registration Statement and the Prospectus and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(k)          Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange.

(l)           Equity Distribution Agreement. The Company has duly authorized, executed and delivered this Agreement to each Sales Agent.

(m)         No Preemptive Rights. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase any equity securities of the Company.

(n)          Descriptions and Exhibits. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(o)          Non-Contravention. The issue and sale of the shares of Common Stock to be sold by the Company hereunder, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other evidence of indebtedness or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject; (ii) will not result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company; and (iii) will not result in any violation of any statute or any order, decree, rule or regulation of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii) above, where such breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

(p)          No Violations. Neither the Company nor its Subsidiaries is (i) in violation of its certificate or articles of incorporation, by-laws (or other organizational or charter documents), (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary, (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or a Subsidiary is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(q)          No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(r)           Other Underwriting Agreements. Except for this Agreement, the Company is not a party to any agreement with an agent, underwriter or investor for any other “at the market” or continuous or periodic equity transaction.

(s)          No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the shares of Common Stock and the consummation of the transactions contemplated by this Agreement, except for the registration of the shares of Common Stock under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the shares of Common Stock by the Sales Agents.

(t)           Legal Proceedings. Other than as set forth in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which is required to be described in the Registration Statement and the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(u)          Independent Accountant.

(i)	Tanner LLC (“Tanner”), whose reports on the financial statements of the Company are filed with the Commission as part of each of the Registration Statement and the Prospectus, is and, during the periods covered by their reports, was, (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(ii)	BDO USA, P.C. (“BDO”), whose reports are filed with the Commission as part of each of the Registration Statement and the Prospectus, is and, during the periods covered by their reports, was, (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(v)          Title to Real and Personal Property. Except (a) as otherwise set forth in the Registration Statement and the Prospectus, (b) for liens, security interests and similar encumbrances under any liens, security interests or similar encumbrances made pursuant to credit facilities or indentures of the Company or (c) as would not have a Material Adverse Effect, individually or in the aggregate, the Company has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(f) above or elsewhere in the Registration Statement and the Prospectus, in each case free and clear of any security interests, mortgages, liens, pledges, charges, encumbrances, equities, adverse claims and other defects or restrictions. No real property owned, leased, licensed, or used by the Company lies in an area which is, or will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company as presently conducted or as the Registration Statement and the Prospectus indicates the Company contemplates conducting, except as may be properly described in the Registration Statement and the Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or of a Subsidiary are held under valid and enforceable leases, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)          Title to Intellectual Property. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company, including its Subsidiaries, own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trademark registrations, trade names, service marks, service mark registrations, copyrights, copyright registrations, trade secrets, Internet domain name registrations, inventions, software, works of authorships, databases, formulae, know how, and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except as would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and except as enforceability of any licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any intellectual property rights of others. To the Company’s knowledge: (i) there are no third parties who have rights to any registered Intellectual Property, other than licensees of the Company and any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application; and (ii) there is no infringement by third parties of any Intellectual Property except as could not have reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its Subsidiaries infringes or otherwise violates, or would, upon the expansion or commercialization of any product or service described in the Registration Statement and the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary in all material respects, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of nondisclosure and confidentiality agreements. The Company’s Mears Silicon Technology described in the Registration Statement and the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary.

(x)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries or affiliates, on the other hand, that is required to be described, incorporated by reference or included in the Registration Statement and the Prospectus and which is not so described, incorporated or included.

(y)          Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the reports filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. “Subsidiary” means any subsidiary of the Company and any direct or indirect subsidiary of the Company formed or acquired after the date hereof, which consists solely of those set forth on Schedule 4 to this Agreement.

(z)           Dividend Restrictions. Except as disclosed in the Registration Statement and Prospectus, and subject to the existence of legally available funds, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(aa)         Investment Company Act. The Company is not and, after giving effect to the offering and sale of the shares of Common Stock as contemplated herein and the application of the Net Proceeds therefrom as described in the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)        Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect; and the Company has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided or insofar as the non-payment of such taxes, individually or in the aggregate, would not result in a Material Adverse Effect.

(cc)         Licenses and Permits. The Company possesses all permits, licenses, sub-licenses, certificates, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Company is in compliance with the terms and conditions of all such Permits; and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to possess or comply with or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits or has any reason to believe that any such permits, licenses, sub-licenses, certificates, approvals, consents and other authorizations will not be renewed in the ordinary course. The Company and its Subsidiaries are in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries.

(dd)        No Labor Disputes. No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent or threatened. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(ee)         Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement and the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Registration Statement and the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ff)          Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (whether or not subject to ERISA) that is sponsored, maintained, administered, contributed or required to be contributed to by the Company or any entity that would be treated as a single employer with any of the foregoing pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, a “Plan”) has been maintained, administered and operated in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. The fair market value of the assets of each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan determined using reasonable actuarial assumptions. No other event set forth in Section 4043(b) of ERISA (excluding events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any Plan. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption that has resulted in or could reasonably be expected to have a Material Adverse Effect. The Company could not reasonably be expected to have any liability (whether actual, contingent or otherwise) (i) with respect to any Plan subject to Section 412 of the Code or to Title IV of ERISA or (ii) with respect to any Plan or other contract, agreement, arrangement or policy that provides for retiree or post-employment welfare benefits other than as required by Section 4980B of the Code or similar state laws.

(gg)        Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Prospectus; and (iii) are designed to be effective in all material respects to perform the functions for which they were established. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, the Company has not been advised of (a) any significant deficiencies in the design or operation of its disclosure controls and procedures or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the disclosure controls and procedures.

(hh)        Open Source Software. (i) The Company uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) the Company has not used or distributed and does not use or distribute any Open Source Software in any manner that requires or has required (A) the Company to permit reverse engineering of any software code or other technology owned by the Company or (B) any software code or other technology owned by the Company to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(ii)           Data Security. (i) The Company has complied and is presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation nor are there any incidents under internal review or investigations relating to the same. Such Data includes (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by Health Insurance Portability and Accountability Act, as amended; and (iv) any other piece of information that identifies such natural person, or his or her family, or identifies a specific person’s health condition or sexual orientation.

(jj)           Data Protection; No Breaches. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s business. The Company has implemented backup and disaster recovery technology consistent with industry standards and practices. Without limiting the foregoing, the Company has used reasonable efforts to establish and maintain, and has established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, which are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s business (“Breach”). There has been no such Breach, and the Company has not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(kk)         Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to materially affect the ability of the Company to record, process, summarize and report financial information or data, or any material weaknesses in internal controls over financial reporting and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company, and (b) since that date, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(ll)           Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company.

(mm)       No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Sales Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the shares of Common Stock other than this Agreement.

(nn)        No Registration Rights. Except as disclosed in the Registration Statement and the Prospectus and as have been validly complied with or waived, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(oo)        No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of these securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Sales Agents may engage in passive market making transactions in the shares of Common Stock on the Exchange in accordance with Regulation M.

(pp)        Actively-Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of such rule.

(qq)        Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(rr)          Statistical and Market Data. The statistical and market and industry-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(ss)         Sarbanes-Oxley Act. Except as disclosed in the Registration Statement and the Prospectus there is and has been no failure on the part of the Company or, to the knowledge of the Company after reasonable inquiry, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)          No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay or authorization or approval of any unlawful payment or benefit, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and the representations and warranties contained herein. The Company will not use, directly or indirectly, the proceeds from the offering the of shares of Common Stock hereunder in furtherance of any offer, payment, promise to pay or authorization or approval of any payment or benefit, giving or receipt of money, property, gifts or anything else of value, to any person in violation of any anti-corruption laws.

(uu)        Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)        No Conflicts with Sanctions Laws. Neither the Company nor any of its directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company (each, a “Person”) is, or is owned or controlled by one or more persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine,, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the shares of Common Stock hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Company has not knowingly engaged in and is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww)      Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Sales Agents’ distribution of the Placement Shares, any offering material in connection with the offers and sales of the Placement Shares other than the Prospectus or the Registration Statement.

(xx)         No “Prohibited Activities”. Except as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the accounting firm that certified the financial statements and supporting schedules of the Company has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(yy)        Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

(zz)         FINRA Matters. All of the information provided to the Sales Agents or to counsel for the Sales Agents by the Company, its counsel or, to the best of the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement Shares is true, complete, correct and compliant in all material respects with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete, correct and compliant in all material respects.

(aaa)       Lending Relationship. The Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Sales Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement Shares to repay any outstanding debt owed to any affiliate of any Sales Agent.

(bbb)      No Restrictions on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(ccc)       Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus that have not been described therein as required.

(ddd)      No Reliance. The Company has not relied upon either the Sales Agents or legal counsel for the Sales Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares. Any investigation by a Sales Agent or its counsel of the Company is for the Sales Agent’s own information and use, and not for any other person’s benefit.

(eee)       Compliance with Laws. The Company has adopted and implemented policies and procedures applicable to its and its Subsidiaries’ officers, directors and employees reasonably designed to maintain it, such Subsidiaries and such persons in connection with their activities for the Company or any such Subsidiary, in compliance with the laws, regulations, orders and decrees applicable to them and the conduct of their business. The Company periodically reviews such policies and procedures in light of changes to such laws, regulations, orders and decrees. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(fff)         Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Any certificate signed by an officer of the Company and delivered to the Sales Agents or to counsel for the Sales Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Sales Agents as to the matters set forth therein.

The Company acknowledges that the Sales Agents and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Sales Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.            Covenants of the Company. The Company covenants and agrees with the Sales Agents that:

(a)           Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Sales Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Sales Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in each Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Sales Agents (provided, however, that the failure of the Sales Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Sales Agents within a reasonable period of time before the filing and the Sales Agents have not reasonably objected thereto (provided, however, that the failure of the Sales Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement); (iv) the Company will furnish to the Sales Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)           Notice of Commission Stop Orders. The Company will advise the Sales Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Sales Agents shall cease making offers and sales under this Agreement.

(c)           Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Sales Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Sales Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement if, in the judgment of the Company, it is in the best interest of the Company.

(d)           Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Sales Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Sales Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)           Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agents and their counsel (at the expense of the Company) copies of (i) the Registration Statement and the Prospectus (including all documents incorporated by reference therein) filed with the Commission on the date of this Agreement and (ii) all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Sales Agents under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Sales Agents may from time to time reasonably request and, at the Sales Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agents to the extent such document is available on EDGAR.

(f)            Earnings Statement. The Company will make generally available to its security holders and the Sales Agents as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its Subsidiaries (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(g)           Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Shares to the Sales Agents, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Sales Agents in connection therewith shall be paid by the Sales Agents except as set forth in (ix) below), (v) the printing and delivery to the Sales Agents of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vii) the fees and expenses of the transfer agent or registrar for the Common Stock; (viii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department (including, with respect to any required review by FINRA, the fees and expenses of the Sales Agents’ counsel); and (ix) the Company shall reimburse the Sales Agents for the fees and disbursements of the Sales Agents’ counsel in an amount not to exceed (a) $100,000 in connection with the establishment of this at-the-market offering, and (b) thereafter, $15,000 on a quarterly basis.

(h)          Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)            Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Sales Agents with Notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to a Placement Notice) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such Notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options or other rights to purchase or otherwise acquire Common Stock, or Common Stock issuable upon the exercise of options or other equity awards, in each case granted pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement, whether now in effect or hereafter implemented, (ii) issuance of securities in connection with an acquisition, merger, or sale or purchase of assets, (iii) issuance or sale of Common Stock upon conversion of securities or the exercise of warrants, options or other rights then in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Sales Agents, and (iv) issuance or sale of Common Stock pursuant to any dividend reinvestment and stock purchase plan that the Company has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to the Sales Agents in advance. If the Company notifies the Sales Agents under this Section 7(i) of a proposed sale of shares of Common Stock or Common Stock equivalents, the Sales Agents may suspend any offers and sales of Securities under this Agreement for a period of time deemed appropriate by the Sales Agents.

(j)            Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Sales Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agents pursuant to this Agreement.

(k)           Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by each Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agents may reasonably request.

(l)            Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made by or through the Sales Agents under this Agreement, with regard to the relevant period, the amount of Placement Shares sold to or through one of the Sales Agents, the Net Proceeds to the Company and the compensation payable by the Company to such Sales Agent with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement to the Prospectus with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement to the Prospectus with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall afford the Sales Agents and their counsel with a reasonable opportunity to review and comment upon, shall consult with the Sales Agents and their counsel on the form and substance of, and shall give due consideration to all such comments from the Sales Agents or their counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission under the Exchange Act other than the specific disclosure relating to any sales of Placement Shares and (B) any disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(m)          Representation Dates; Certificate. On or prior to the date the first Placement Notice is given hereunder and each time the Company subsequently thereafter (i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (unless the Sales Agents determine that the information contained in such Form 8-K is not material); or (v) sells Placement Shares to the Sales Agents as principal at the Point of Sale pursuant to the applicable Placement Notice (each date of filing of one or more of the documents and each other date referred to in clauses (i) through (v) shall be a “Representation Date”), the Company shall furnish the Sales Agents within three (3) Trading Days after each Representation Date with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Agents with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Sales Agents sell any Placement Shares, the Company shall provide such Sales Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)           Legal Opinions. On or prior to the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to the Sales Agents the written opinion and negative assurance of Mayer Brown LLP, counsel to the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Sales Agents. Thereafter, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to the Sales Agents written reliance letters, dated as of such date, permitting the Sales Agents to rely on previously delivered opinions and negative assurance letters, dated as of such date, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(o)          Comfort Letters. On or prior to the date the first Placement Notice is given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), the Company shall cause each of Tanner and BDO, to the extent applicable, to furnish the Sales Agents letters (the “Comfort Letters”), dated the date that the Comfort Letters are delivered, in form and substance satisfactory to the Sales Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Sales Agents in connection with registered public offerings (the first such letters, the “Initial Comfort Letters”) and (iii) updating the Initial Comfort Letters with any information that would have been included in the Initial Comfort Letters had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agents.

(q)          Insurance. The Company and its Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business in which it is engaged.

(r)           Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law and regulations in order to conduct their businesses as described in the Registration Statement and the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws and regulations, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(s)          Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries is or, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act.

(t)           Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)          No Offer to Sell. Other than the Prospectus, neither the Sales Agents nor the Company (including its agents and representatives, other than the Sales Agents in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v)          Sarbanes-Oxley Act. The Company and its Subsidiaries will use their reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(w)         New Registration Statement. If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Placement Shares remain unsold, the sale of the Placement Shares under this Agreement shall automatically be suspended unless and until the Company files a new shelf registration statement relating to the Placement Shares and such new registration statement becomes or is declared effective by the Commission. References herein to the Registration Statement shall include such new shelf registration statement. If any such new shelf registration statement becomes effective prior to the termination date of this Agreement, the Company agrees to notify the Sales Agents of such effective date.

8.            Conditions to the Sales Agents’ Obligations. The obligations of the Sales Agents hereunder with respect to any Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Sales Agents of a due diligence review satisfactory to the Sales Agents in its reasonable judgment, and to the continuing satisfaction (or waiver by the Sales Agents in its sole discretion) of the following additional conditions:

(a)           Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)           Securities Act Filings Made. The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act). All other filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(c)           No Notice of Material Events. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           No Misstatement or Material Omission. The Sales Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agents’ reasonable opinion is material, or omits to state a fact that in the Sales Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)           Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Sales Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f)           Company Counsel Legal Opinion. The Sales Agents shall have received the opinions and negative assurances of Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinions and negative assurances, as applicable, is required pursuant to Section 7(n).

(g)          Sales Agents’ Counsel Legal Opinion. The Sales Agents shall have received from White & Case LLP, counsel to the Sales Agents, on or before the date on which the delivery of the Company Counsel legal opinions are required pursuant to Section 7(n), such negative assurances with respect to such matters as the Sales Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h)           Comfort Letters. The Sales Agents shall have received the Comfort Letters required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(o).

(i)            Representation Certificate. The Sales Agents shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j)            Secretary’s Certificate. The Sales Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, certifying as to (i) the Certificate of Incorporation of the Company, (ii) the By-laws of the Company, (iii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(k)           No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(l)            Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Sales Agents such appropriate further opinions, certificates, letters and documents as the Sales Agents may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish the Sales Agents with such conformed copies of such opinions, certificates, letters and other documents as the Sales Agents shall have reasonably requested.

(m)          Approval for Listing. The Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(n)          No Termination Event. There shall not have occurred any event that would permit the Sales Agents to terminate this Agreement pursuant to Section 11(a).

(o)          FINRA. The Sales Agents shall have received a letter from the Corporate Financing Department of FINRA issued in connection with the Registration Statement and FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting terms, or other arrangements of the transactions, contemplated hereby.

9.            Indemnification and Contribution.

(a)          Company Indemnification. The Company agrees to indemnify and hold harmless the Sales Agents, the directors, officers, members, partners, employees and agents of each Sales Agent each broker dealer affiliate of each Sales Agent, and each Sales Agent Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which each Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to each Sales Agent and furnished to the Company by such Sales Agent expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)          Sales Agent Indemnification. Each Sales Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall apply only to the extent that such loss, claim, liability, expense or damage is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agents and furnished to the Company by each Sales Agent expressly for inclusion in any document as described in clause (x) of this Section 9(b), which the Company acknowledges consists solely of the material referred to in Schedule 5 hereto, as updated from time to time.

(c)          Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering Notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after Notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party received a written invoice relating to the fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Agents, the Company and each Sales Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Agents, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agents on the other. The relative benefits received by the Company on the one hand and the Sales Agents on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agents from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Agents, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Sales Agents shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or agents of the Sales Agents and each broker dealer affiliate of each Sales Agent will have the same rights to contribution as the Sales Agents), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of each Sales Agent, any controlling person of each Sales Agent, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.          Termination.

(a)           Any Sales Agent shall have the right by giving Notice at any time to terminate this Agreement, with respect to itself, if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of the Sales Agents, may materially impair the ability of the Sales Agents to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), the Sales Agents’ right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of the Sales Agents’ obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 11(g), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Sales Agents elect to terminate this Agreement as provided in this Section 11(a), each Sales Agent shall provide the required Notice as specified in Section 12.

(b)          The Company shall have the right, by giving ten (10) days’ Notice, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(g), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)           The Sales Agents shall have the right, by giving ten (10) days’ Notice, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(g), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)          Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares to or through the Sales Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(g), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(g), Section 16 and Section 17 shall remain in full force and effect.

(f)           Subject to the additional limitations set forth in Section 7(g) above, in the event of termination of this Agreement prior to the sale of any Placement Shares, the Sales Agents shall be entitled to reimbursement only of their respective out-of-pocket expenses actually incurred.

(g)          Any termination of this Agreement shall be effective on the date specified in such Notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such Notice by the Sales Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date and such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.          Notices. All Notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Sales Agents, shall be delivered to:

Oppenheimer & Co. Inc.

85 Broad Street, 26th Floor

New York, New York 10004

Attention: Peter Vogelsang and Stephanie Cruz

E-mail: peter.vogelsang@opco.com and stephanie.cruz@opco.com

TCBI Securities, Inc., doing business as Texas Capital Securities

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Attention: Head of Capital Markets

E-mail: ecm@texascapital.com

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Attention: Clifford A. Teller and James Siegel, Esq.

E-mail: cteller@maximgrp.com

Email: jsiegel@maximgrp.com

Telephone: (212) 895-3500

Facsimile: (212) 895-3783 and (212) 895-3860

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, California 9266

Attention: Roth ECM

E-mail: rothecm@roth.com

with a copy (which shall not constitute Notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Jessica Y. Chen

E-mail: jessica.chen@whitecase.com

and if to the Company, shall be delivered to:

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

Attention: Scott Klossner

E-mail: scott.klossner@angel.com

with a copy (which shall not constitute Notice) to:

Mayer Brown LLP

201 South Main Street, Suite 1100

Salt Lake City, Utah 84111

Attention: Mark Bonham and Brian Hirshberg

E-mail: mbonham@mayerbrown.com and bhirshberg@mayerbrown.com

Each party may change such address for Notices by sending to the other party to this Agreement Notice of a new address for such purpose. Each Notice shall be deemed given (i) when delivered personally or by Electronic Notice on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed a Notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

13.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agents and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Sales Agents may assign its rights and obligations hereunder to an affiliate of the Sales Agents without obtaining the Company’s consent.

14.          Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.          Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for Notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and Notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.          Waiver of Jury Trial. The Company and each Sales Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          each Sales Agent is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and each Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Sales Agents have advised or are advising the Company on other matters, and each Sales Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b)          the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           each Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)          the Company has been advised and is aware that each Sales Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Sales Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e)           the Company waives, to the fullest extent permitted by law, any claims it may have against each Sales Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Sales Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19.           Use of Information. Each Sales Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

20.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.           Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and each Sales Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each Sales Agent.

Very truly yours,

ANGEL STUDIOS, INC.

By:	/s/ Scott Klossner
Name: Scott Klossner
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

OPPENHEIMER & CO. INC.

By:	/s/ Peter Bennett
Name: Peter Bennett
Title: Head of Equity Capital Markets and Managing Director

TCBI SECURITIES, INC.

By:	/s/ Jason Demark
Name: Jason Demark
Title: Managing Director

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
Name: Ritesh Veera
Title: Co-Head of Investment Banking

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Chief Executive Officer and Head of Investment Banking

[Signature Page to Equity Distribution Agreement]

Schedule 1

FORM OF PLACEMENT NOTICE

From:                   Angel Studios, Inc.

To:                        Oppenheimer & Co. Inc.

                               Attention:

Subject:               At-The-Market Offering-Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Angel Studios, Inc., a Delaware corporation (the “Company”), and Oppenheimer & Co., Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Maxim Group LLC and Roth Capital Partners, LLC (the “Sales Agents”) dated December 5, 2025 (the “Agreement”), I hereby request on behalf of the Company that [Oppenheimer & Co. Inc.][TCBI Securities, Inc., doing business as Texas Capital Securities][Maxim Group LLC][Roth Capital Partners, LLC] sell up to [____] shares of the Company’s Class A common stock, par value $0.0001 per share, at a minimum market price of $[_______] per share, during the period beginning [MONTH/DAY/TIME] and ending [MONTH/DAY/TIME].

Schedule 2

Notice Parties

Angel Studios, Inc.

Scott Klossner (scott.klossner@angel.com)

Glen Nickle (glen.nickle@angel.com)

Oppenheimer & Co. Inc.

Stephanie Cruz (Stephanie.Cruz@opco.com)

Thomas Villano (Thomas.Villano@opco.com; DL-EquityATMOffering@opco.com)

Chris DeFalco (Chris.DeFalco@opco.com)

Keith Clark (Keith.Clark@opco.com)

TCBI Securities, Inc., doing business as Texas Capital Securities

Head of Capital Markets (ecm@texascapital.com)

Maxim Group LLC

John Shaw (jshaw@maximgrp.com)

Roth Capital Partners, LLC

Nazan Akdeniz (nakdeniz@roth.com; rothecm@roth.com)

Louis Ellis (lellis@roth.com)

Schedule 3

Compensation

The Sales Agent selected by the Company in its Placement Notice shall be paid compensation equal to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement and shall be reimbursed for certain expenses in accordance with Section 7(g) of this Agreement.

The foregoing rate of compensation shall not apply when such Sales Agent acts as principal, in which case the Company may sell the Placement Shares to such Sales Agent as principal at a price agreed upon at the relevant Point of Sale pursuant to the applicable Placement Notice.

Schedule 4

Schedule of Subsidiaries

Dry Bar Comedy, LLC
Angel Studios Licensing, LLC
Angel Studios Productions, LLC
Angel Studios OF I, LLC
Angel Studios 001, Inc.
Angel Studios 002, Inc.
Angel Studios 003, Inc.
Angel Studios 004, Inc.
Angel Studios 005, Inc.
Angel Studios 007, Inc.
Angel Studios 010, Inc.
Angel Studios 022, Inc.
Angel Studios 024, Inc.
Angel Studios BHC, S.A., DE C.V.
Angel Studios Licensing B.V.
Angel Studios Distribution Limited
Angel Acceleration Fund Management, LLC
Angel Acceleration Fund GP, LLC
Angel Acceleration Fund Management II, LLC
Angel Acceleration Fund GP II, LLC

Schedule 5

Information Provided By Sales Agents

The parties acknowledge and agree that, for purposes of Sections 6(b) and 9 of this Agreement, the information provided by the Sales Agents consists of the following sentences located in the Plan of Distribution section of the ATM Prospectus:

“The applicable Sales Agent will offer our common stock at prevailing market prices subject to the terms and conditions of the Distribution Agreement as agreed upon by us and such Sales Agent.”

“Subject to the terms and conditions of the Distribution Agreement, such Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us.”

“Each Sales Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities.

The information in this Schedule shall be updated from time to time in connection with the filing of a new Prospectus or otherwise as necessary.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and appointed                               of Angel Studios, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Equity Distribution Agreement, dated December 5, 2025 (the “Equity Distribution Agreement”), among the Company and Oppenheimer & Co. Inc., Roth Capital Partners, LLC and Texas Capital Securities, Inc., that:

(i)	the representations and warranties of the Company in Section 6 of the Equity Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof;

(iii)	as of the date hereof, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (i) and (ii) above, respectively, to be true and correct;

(iv)	there has been no Material Adverse Effect since the date as of which information is given in the Prospectus, as amended or supplemented; and

(v)	the aggregate offering price of the Placement Shares that may be issued and sold pursuant to the Equity Distribution Agreement and the maximum number or amount of Placement Shares that may be sold pursuant to the Equity Distribution Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Equity Distribution Agreement.

By:
Name:
Title:

Date: